UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 31 20 578 7700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Natur Holding BV, the principle subsidiary of Natur International Corp, entered into a loan agreement with Dam! Holding BV, under which Natur Holding may borrow up to US$500,000. The final terms of the agreement were concluded on February 18, 2019.The first drawdown of US$367,000 was made and was used for general expenses of Natur Holding and a partial repayment of their major supplier, as provided in the loan agreement. Natur Holding may drawdown a further US$133,000 to cover outstanding amounts owed to one of its suppliers, subject to certain conditions. The loan amount can be made in Euros, in the same numeric amounts if certain additional conditions are met by Natur Holdings related to further capital restructuring of Natur Holdings, which the company has already undertaken.

Repayment is due after six months from the date of receipt of the initial funds in the Natur Holding’s account. The loan may be pre-paid in full or in part at any time. Interest, at the rate of 5% per annum, is due and payable quarterly. The loan carries a default interest rate of 11% per annum. The loan has the typical default provisions of a borrowing arrangement, including breach of the borrower obligations, bankruptcy of the borrower, significant changes in the borrower’s business , and dissolution of the borrower. The full amount of the loan is covered by the grant of a security interest in Natur Holdings.

The loan amount, if unpaid at maturity, may be converted into common stock of Natur International Corp. at the rate of $0.05.

The terms of the loan are governed by the laws of the Netherlands, and any disputes will be heard in a competent court in Utrecht.

In connection with the loan, Natur International Corp. obtained a waiver of adjustment rights and covenant prohibitions held by the holder of the Series A Preferred Stock and related documentation.

The above is a summary of the terms of the loan and is qualified by reference to the full form of loan agreement.

1

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: February 26, 2019	By:	/s/ Rob Paladino
	Name:	Rob Paladino
	Title:	Chief Executive Officer

2